UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 27, 2007

iVOW, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22743	94-3184035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

16870 West Bernardo Drive, Suite 400, San Diego, California 92127
(Address of principal executive offices, with zip code)

(858) 674-6920
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On April 27, 2007, iVOW, Inc. (the “Company”) entered into convertible promissory notes with certain accredited investors in the aggregate principal amount of $250,000 (the “Notes”).  The Notes bear an interest rate of 10% per annum which shall be due and payable with principal on April 27, 2009 (the “Maturity Date”).  Each Note is convertible at the option of the investor after twelve months into shares of the Company’s common stock at the conversion price of seven and one-half cents ($0.075) per share.  The Company may prepay the Notes without penalty; however the investors shall have the option to convert their Note prior to the prepayment.

The foregoing description of the Notes do not purport to be complete and are qualified in their entirety by the Convertible Promissory Note attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03          Creation of a Direct Financial Obliagation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information regarding the Notes as set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02          Unregistered Sales of Equity Securities.

The information regarding the Notes as set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01          Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are filed with this current report:

Exhibit No.	Description
10.1	Convertible Promissory Note, by and between the Company and accredited investor, dated April 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iVOW, Inc.

Date: April 27, 2007	By:	/s/ Richard M. Gomberg
Richard M. Gomberg Vice President of Finance, Chief Financial Officer and Secretary (Principal financial and accounting officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Convertible Promissory Note, by and between the Company and accredited investor, dated April 27, 2007.